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                                  EXHIBIT 21.1

                        SUBSIDIARIES OF THE CORPORATION

SUBSIDIARIES OF THE WACKENHUT CORPORATION
   American Guard and Alert, Inc. (Alaska)
   Elcoban S.A. (Uruguay)
   Oasis Outsourcing, Inc. (Florida)
   Titania Advertising, Inc. (Florida)
   Titania Insurance Company of America (Vermont)
   Tuhnekcaw, Inc. (Delaware)
   Wackenhut Airline Services, Inc. (Florida)
   Wackenhut Australia, Pty., Ltd.
   Wackenhut Corrections Corporation (Florida)
   Wackenhut Educational Services, Inc. (Florida)
   Wackenhut Financial, Inc. (Delaware)
   Wackenhut International, Incorporated (Florida)
   Wackenhut of Nevada, Inc. (Nevada)
   Wackenhut Services, Incorporated (Florida)
   Wackenhut Sports Security, Inc. (Florida)

SUBSIDIARIES OF WACKENHUT INTERNATIONAL, INCORPORATED
   Central African Republic
   Essiad Security Systems & Services Ltd. (Ghana)
   Instituto Wackenhut, S.A. (Ecuador)
   Peruana de Seguridad y Vigilancia, S.A. (PESEVISA) (Peru)
   Seguridad Movil del Ecuador, S.A. (Ecuador)
   Seguridad Wackenhut, S.A. de CV (Mexico)
   Servicios Estrategicos, S.A. (Peru)
   Wackenhut A/O (Russia)
   Wackenhut Belize Ltd. (Belize)
   Wackenhut Bolivia, S.A. (Bolivia)
   Wackenhut Cameroon, S.A. (Cameroon)
   Wackenhut Central Europe GMBH (Germany)
   Wackenhut Czech, SPOL, S.R.O.  (Czech Republic)
   Wackenhut de El Salvador, S.A. (El Salvador)
   Wackenhut de Guatemala, S.A. (Guatemala)
   Wackenhut de Honduras, S.A. (Honduras)
   Wackenhut de Nicaragua, S.A. (Nicaragua)
   Wackenhut de Venezuela, S.A. (Venezuela)
   Wackenhut del Ecuador, S.A. (Ecuador)
   Wackenhut Dominicana, S.A. (Dominican Republic)
   Wackenhut France, S.A.R.L. (France)
   Wackenhut Gambia, Ltd. (Gambia)
   Wackenhut Ghana Limited (Ghana)
   Wackenhut Pakistan (PVT) Limited (Pakistan)
   Wackenhut Korea Corporation (Korea)
   Wackenhut of Canada Limited (Canada)
   Wackenhut Maghreb, S.A. (Morocco)
   Wackenhut Mozambique Lda (Mozambique)
   Wackenhut Paraguay, S.A. (Paraguay)
   Wackenhut Puerto Rico, Inc. (Puerto Rico)
   Wackenhut S.A. (Costa Rica)




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SUBSIDIARIES OF WACKENHUT INTERNATIONAL, INCORPORATED CONTINUED
   Wackenhut Seges (Ivory Coast)
   Wackenhut Sierra Leone (Sierra Leone)
   Wackenhut U.K. Limited (United Kingdom)
   Wackenhut Uruguay, S.A. (Uruguay)
   WII/Sound and Security Engineering Co. (Jordan)

SUBSIDIARIES OF WACKENHUT U.K. LIMITED
   Advance Security Technology, Ltd. (United Kingdom)
   Wackenhut Appointments Limited (United Kingdom)
   Wackenhut Investigations Limited (United Kingdom)

SUBSIDIARY OF AMERICAN GUARD AND ALERT
   Ahtna AGA Security, Inc. (Alaska)

SUBSIDIARY OF WACKENHUT CORRECTIONS CORPORATION
   Wackenhut Corrections (U.K.), Limited (United Kingdom)
   Wackenhut Corrections Corporation Australia (Australia)
   WCC Financial, Inc. (Delaware)
   WCC RE Holdings, Inc. (Florida)

SUBSIDIARY OF WACKENHUT CORRECTIONS CORPORATION AUSTRALIA
   Australasian Correctional Management PTY, Limited (Australia)

SUBSIDIARY OF WACKENHUT SERVICES, INCORPORATED
   Wackenhut Services, LLC. (Colorado)

SUBSIDIARIES OF OASIS OUTSOURCING, INC.
   Oasis Outsourcing of Florida, Incorporated (Florida)
   Oasis Outsourcing of Colorado, Incorporated (Florida)

SUBSIDIARIES OF OASIS OUTSOURCING OF FLORIDA, INCORPORATED
   00/FL/01, Inc. (Florida)
   00/FL/02, Inc. (Florida)
   00/FL/03, Inc. (Florida)

 SUBSIDIARIES OF OASIS OUTSOURCING OF COLORADO, INCORPORATED
   00/COL/01, Inc. (Florida)
   00/COL/02, Inc. (Florida)
   00/COL/03, Inc. (Florida)